                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM 8-K/A

                              Amendment No. 1 to

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  October 20,  1999
                                                   -----------------------------

                              SOFTWARE.COM, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

    Delaware                      000-26379                     77-0392373
--------------------------------------------------------------------------------
(State or other                  (Commission                  (IRS Employer
jurisdiction of                  File Number)             Identification Number)
incorporation)

                 525 ANACAPA STREET, SANTA BARBARA, CALIFORNIA             93101
--------------------------------------------------------------------------------
                   (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code:  (805) 882-2470
                                                     ---------------------------

                                      N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

This Current Report on Form 8-K/A amends Item 7 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 1999.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
          ---------------------------------

     (a)  Telarc, Inc. Financial Statements

          Report of Ernst & Young LLP, Independent Auditors
          Balance Sheets as of December 31, 1997, December 31, 1998 and
            September 30, 1999 (unaudited)
          Statements of Income for the Years Ended December 31, 1997 and
            December 31, 1998 and the Nine Month Periods Ended September 30, 1998 (unaudited) and September 30, 1999 (unaudited)
          Statements of Shareholder's Equity for the Years Ended December 31,
            1997 and December 31, 1998 and for the Nine Month Period Ended September 30, 1999 (unaudited)
          Statements of Cash Flows for the Years Ended December 31, 1997 and
            December 31, 1998 and the Nine Month Periods Ended September 30, 1998 (unaudited) and September 30, 1999 (unaudited)
          Notes to Financial Statements


     (b)  Pro Forma Financial Information.
          -------------------------------

          Overview
          Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
            September 30, 1999
          Unaudited Pro Forma Condensed Consolidated Statements of Income for the Year Ended December 31, 1998 and for the Nine Month Period ended September 30, 1999
          Notes to Unaudited Pro Forma Condensed Consolidated Financial
            Information

     (c)  Exhibits
          --------

          23.1  Consent of Ernst & Young LLP, Independent Auditors.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  December 30, 1999         SOFTWARE.COM, INC.

                                  /s/ John S. Ingalls
                                  ----------------------------------------------
                                  John S. Ingalls
                                  Senior Vice President, Chief Financial Officer

                                 Telarc, Inc.

                             Financial Statements

               Report of Ernst & Young LLP, Independent Auditors

Board of Directors and Shareholders of
Software.com, Inc.

We have audited the accompanying balance sheets of Telarc, Inc. as of December 31, 1998 and 1997, and the related statements of income, shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telarc, Inc. at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



Woodland Hills, California
December 27, 1999

                                  Telarc, Inc.

                                 Balance Sheets


                                                                    December 31,             September 30,
                                                               1997             1998             1999
                                                             ---------------------------------------------
                                                                                              (unaudited)
Assets
Current assets:
  Cash and cash equivalents                                  $ 82,721          $49,545         $ 37,721
  Accounts receivable                                          25,716           38,520           48,560
  Prepaid expenses and other assets                                 -            4,880            6,012
                                                             ------------------------------------------
Total current assets                                          108,437           92,945           92,293

Property and equipment, net                                     4,539            6,478           11,684
                                                             ------------------------------------------
                                                             $112,976          $99,423         $103,977
                                                             ==========================================

Liabilities and shareholder's equity
Current liabilities:
  Accounts payable                                           $  8,748          $ 5,787         $    288
  Accrued payroll and related liabilities                           -            1,065            1,523
  Other accrued liabilities                                         -           18,000                -
  Deferred revenue                                                  -                -            9,928
                                                             ------------------------------------------
Total current liabilities                                       8,748           24,852           11,739

Shareholder's equity:
  Common stock, no par value, 200 shares authorized;
   10 shares issued and outstanding                                10               10               10
  Retained earnings                                           104,218           74,561           92,228
                                                             ------------------------------------------
Total shareholder's equity                                    104,228           74,571           92,238
                                                             ------------------------------------------
Total liabilities and shareholder's equity                   $112,976          $99,423         $103,977
                                                             ==========================================

See accompanying notes.

                                  Telarc, Inc.

                              Statements of Income

                                                                                          Nine months ended
                                                     Year ended December 31,                September 30,
                                                      1997             1998             1998             1999
                                                    -----------------------------------------------------------
                                                                                             (unaudited)
Revenues:
  Software licenses                                 $      -         $      -         $      -         $309,000
  Services                                           328,798          293,521          198,715          277,086
                                                    -----------------------------------------------------------
Total revenues                                       328,798          293,521          198,715          586,086
                                                    -----------------------------------------------------------

Cost of revenues:
  Software licenses                                        -                -                -                -
  Services                                           111,713          164,836          124,777          179,622
                                                    -----------------------------------------------------------
Total cost of revenues                               111,713          164,836          124,777          179,622
                                                    -----------------------------------------------------------

Gross profit                                         217,085          128,685           73,938          406,464

Selling, general and administrative
  expenses                                            12,638           71,189           56,044           49,044
                                                    -----------------------------------------------------------

Income from operations                               204,447           57,496           17,894          357,420

Other income, net                                        211              610              515            1,431
                                                    -----------------------------------------------------------
Net income                                          $204,658         $ 58,106         $ 18,409         $358,851
                                                    ===========================================================

See accompanying notes.

                                  Telarc, Inc.

                       Statements of Shareholder's Equity


                                                     Common Stock           Retained
                                                 Shares         Amount      Earnings          Total
                                                 ----------------------------------------------------
Issuance of common stock at inception              10            $10       $       -        $      10
  Net income                                        -              -         204,658          204,658
  Shareholder distributions                         -              -        (100,440)        (100,440)
                                                 ----------------------------------------------------
Balance at December 31, 1997                       10             10         104,218          104,228
  Net income                                        -              -          58,106           58,106
  Shareholder distributions                         -              -         (87,763)         (87,763)
                                                 ----------------------------------------------------
Balance at December 31, 1998                       10             10          74,561           74,571
  Net income (unaudited)                            -              -         358,851          358,851
  Shareholder distributions (unaudited)             -              -        (341,184)        (341,184)
                                                 ----------------------------------------------------
Balance at September 30, 1999
 (unaudited)                                       10            $10       $  92,228        $  92,238
                                                 ====================================================

See accompanying notes.

                                  Telarc, Inc.

                            Statements of Cash Flows


                                                               Year ended                     Nine months ended
                                                              December 31,                      September 30,
                                                          1997            1998              1998             1999
                                                       -------------------------------------------------------------
                                                                                                (unaudited)
Operating activities
Net income                                             $ 204,658        $ 58,106          $ 18,409         $ 358,851
Adjustments to reconcile net income to net cash
 provided by (used in) operating activities:
   Depreciation                                              301           1,272               949             2,168
   Changes in operating assets and liabilities:
     Accounts receivable                                 (25,716)        (12,804)          (15,404)          (10,040)
     Prepaid expenses and other current assets                 -          (4,880)           (9,880)           (1,132)
     Accounts payable                                      8,748          (2,960)           (8,748)           (5,499)
     Accrued payroll and related liabilities                   -           1,064             1,000               458
     Other accrued liabilities                                 -          18,000                 -           (18,000)
     Deferred revenue                                          -               -                 -             9,928
                                                       -------------------------------------------------------------
Net cash provided by (used in) operating
 activities                                              187,991          57,798           (13,674)          336,734

Investing activities
Purchases of property and equipment                       (4,840)         (3,211)             (395)           (7,374)
                                                       -------------------------------------------------------------
Net cash used in investing activities                     (4,840)         (3,211)             (395)           (7,374)

Financing activities
Issuance of common stock                                      10               -                 -                 -
Shareholder distributions                               (100,440)        (87,763)          (39,531)         (341,184)
                                                       -------------------------------------------------------------
Net cash used by financing activities                   (100,430)        (87,763)          (39,531)         (341,184)
                                                       -------------------------------------------------------------

Net increase (decrease) in cash and
 cash equivalents                                         82,721         (33,176)          (53,600)          (11,824)
Cash and cash equivalents at
 beginning of period                                           -          82,721            82,721            49,545
                                                       -------------------------------------------------------------
Cash and cash equivalents at end of period             $  82,721        $ 49,545          $ 29,121         $  37,721
                                                       =============================================================

See accompanying notes.

                         Notes to Financial Statements
       (Information at September 30, 1999 and for the nine months ended
            September 30, 1998 and September 30, 1999 is unaudited)

1. Summary of Significant Accounting Policies

Organization and Business

Telarc, Inc. (the Company), a New York Corporation, provides Internet, SS7, SMS, and Paging products, middleware and consulting solutions for the telecommunication industries. The Company was incorporated in January 1997 through the issuance of 10 shares of common stock with no par value.

Interim Financial Information (Unaudited)

The accompanying balance sheet as of September 30, 1999, the statements of income and cash flows for the nine months ended September 30, 1999 and 1998, and the statement of shareholder's equity for the nine months ended September 30, 1999, are unaudited. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position, results of operations, and cash flows for the interim periods. The results of operations for the nine months ended September 30, 1999, are not necessarily indicative of operating results to be expected for the full fiscal year.

Cash Equivalents

The Company considers investments in money market funds to be cash equivalents.

Concentration of Credit Risk, Other Risks and Significant Customers

The Company grants credit terms in the normal course of business to its customers. The Company does not require collateral. Credit losses have been within management's expectations and potential uncollectible accounts have been provided for in the financial statements. The Company's only employee is its sole shareholder. For the years ended December 31, 1997 and 1998, salary and related benefits paid to the sole shareholder totaled $101,200 and $160,000, respectively, and have been classified as cost of services in the accompanying statements of income. For the nine months ended September 30, 1998 and 1999, salary and related benefits paid to the sole shareholder totaled $126,000 and $175,000, respectively, and have been classified as cost of services in the accompanying statements of income.

                         Notes to Financial Statements
       (Information at September 30, 1999 and for the nine months ended
            September 30, 1998 and September 30, 1999 is unaudited)

1. Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk, Other Risks and Significant Customers (continued)

Total revenues from the Company's two largest customers in the years ended December 31, 1997 and 1998, accounted for 49% and 48% of total revenues, respectively. Total revenues from the Company's two largest customers in the nine months ended September 30, 1998 and 1999, accounted for 49% and 57% of total revenues, respectively. One of the Company's two largest customers for the nine months ended September 30, 1999, was Software.com, Inc. At December 31, 1997 and 1998, and September 30, 1999, the largest customer receivable balances totaled 63%, 40% and 44% of total accounts receivable, respectively.

Property and Equipment

Property and equipment are stated at cost.

Depreciation is computed on a straight-line basis over the following estimated useful lives:

    Computer equipment and software         3 years
    Furniture and fixtures                  7 years

Income Taxes

The Company has been organized for federal and state income tax purposes as an S Corporation under Subchapter S of the Internal Revenue Code of 1986, as amended, and comparable state laws. As a result, the earnings of the Company are included in the taxable income of the Company's sole shareholder at his individual federal and state income tax rates, rather than that of the Company.

Revenue Recognition

In October 1997, the Accounting Standards Executive Committee issued Statement of Position 97-2 (SOP 97-2), which was amended by SOP 98-4 and SOP 98-9, "Software Revenue Recognition." These statements provide guidance on applying generally accepted accounting principles in recognizing revenue on software transactions. This guidance is effective for the Company's transactions entered into subsequent to January 1, 1998. The application of certain provisions was deferred until fiscal years beginning on or after March 15, 1999. Final adoption of these provisions is

                         Notes to Financial Statements
       (Information at September 30, 1999 and for the nine months ended
            September 30, 1998 and September 30, 1999 is unaudited)

1. Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

not expected to have a material impact on the Company's financial condition or results of operation.

Software Licenses Revenue. The Company recognizes revenue from sales of software upon delivery of the license key to the customer, provided that persuasive evidence of an arrangement exists, the license fee is fixed and determinable, and collection of the fee is considered probable.

Services Revenue. Services revenue consists of consulting revenue and support and maintenance contracts related to software licenses. Consulting revenue are recognized on a time and materials basis as the services are performed. Support and maintenance contracts generally call for the company to provide technical support and software updates and upgrades to customers. Support and maintenance revenue is recognized ratably over the support or maintenance period.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable and accounts payable, approximate their fair values due to the short-term nature of these financial instruments

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ materially from those estimates.

                         Notes to Financial Statements
       (Information at September 30, 1999 and for the nine months ended
           September 30, 1998 and September 30, 1999 is unaudited)



2. Property and Equipment

The major components of property and equipment are as follows (in thousands):

                                                               December 31            September 30
                                                          1997            1998            1999
                                                         -----------------------------------------
                                                                                       (unaudited)

Computer equipment and software                           $1,839        $ 4,654          $ 7,698
Furniture and fixtures                                     3,000          3,395            7,725
                                                         -----------------------------------------
                                                           4,839          8,049           15,423
Less accumulated depreciation                               (300)        (1,571)          (3,739)
                                                         -----------------------------------------
                                                          $4,539        $ 6,478          $11,684
                                                         =========================================

3. Related Party Transactions

The Company uses a portion of its shareholder's premises at no cost.

4. Subsequent Event (unaudited)

On October 20, 1999, Software.com, Inc. acquired all outstanding common shares of the Company in exchange for $1,500,000 in cash and 211,918 shares of Software.com common stock valued at $10,000,000. In addition, the sole shareholder of Telarc, Inc. will be entitled to receive (as additional consideration for the shares of common stock) 10 cash payments of $350,000 each for 10 consecutive quarters starting March 30, 2000, provided that such shareholder is continuously employed by Software.com, Inc. from the acquisition date through each payment date.

                               Software.com, Inc.
       Unaudited Pro Forma Condensed Consolidated Financial Information
                                    Overview

On October 20, 1999, Software.com, Inc. ("the Company") acquired Telarc, Inc. ("Telarc"), a provider of carrier-scale Short Messaging Service (SMS) technologies. The acquisition was accounted for using the purchase method of accounting and accordingly, the purchase price was allocated to the tangible and intangible net assets acquired on the basis of their respective fair values on the acquisition date. The fair value of intangible assets was determined based upon a valuation using a combination of methods, including an income approach for in-process research and development, core/alternative use technology and a covenant not to compete and a replacement cost approach for the value of the assembled workforce.

The total purchase price of approximately $15.0 million consisted of $1.5 million of cash, $10.0 million of the Company's Common Stock (211,918 shares), and ten equal quarterly installments of $350,000, totaling $3.5 million. Of the total estimated purchase price, approximately $14,000 was allocated to net tangible assets, and the remainder was allocated to intangible assets, including assembled workforce ($43,000), covenant not to compete ($82,000), core/alternative use technology ($5.7 million), and goodwill ($2.6 million). The Company recorded a one-time charge related to in-process research and development for $3.2 million. The quarterly payments totaling $3.5 million are contingent upon the continued employment of the sole shareholder and as such will be charged to operations over the 10 quarter service period. The acquired intangible assets and goodwill are being amortized over their estimated useful lives of three to five years.

The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to this consummated acquisition as if it had occurred on September 30, 1999, by consolidating the balance sheets of Telarc and the Company at September 30, 1999.

The accompanying unaudited pro forma condensed consolidated statements of operations give effect to this consummated acquisition as if it had occurred on January 1, 1998, by consolidating the results of operations of the Company and Telarc for the year ended December 31, 1998 and the nine months ended September 30, 1999.

The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of the operating results that would have been achieved had the transaction been in effect as of the beginning of the periods presented and should not be construed as being representative of future operating results.

                              Software.com, Inc.
           Unaudited Pro Forma Condensed Consolidated Balance Sheet

                                                                                                                 Pro forma
                                                        Software.com          Telarc                             combined
                                                       Sept 30, 1999       Sept 30, 1999     Pro forma         Software.com
                                                           Actual             Actual        Adjustments        Sept 30, 1999
                                                      ---------------     --------------------------------     -------------
Assets
  Current assets
    Cash and cash equivalents                         $ 56,326,000          $ 37,721       $(1,500,000)  2      $ 54,863,721
    Short-term investments                              15,206,000                 -                              15,206,000
    Accounts receivables, net                           14,344,000            48,560                              14,392,560
    Prepaid expenses and other current assets              993,000             6,012                                 999,012
                                                      ---------------     --------------------------------     -------------
  Total current assets                                  86,869,000            92,293        (1,500,000)           85,461,293

  Property and equipment, net                            3,841,000            11,684                               3,852,684
  Deposits and other assets                                431,000              --                                   431,000
  Goodwill and other intangibles                              --                --           8,288,834   1         8,288,834

                                                      ---------------     --------------------------------     -------------
  Total assets                                        $ 91,141,000          $103,977       $ 6,788,834          $ 98,033,811
                                                      ===============     ================================     =============

 Liabilities and shareholder's equity
  Current liabilities
    Accounts payable                                  $  2,657,000          $    288                            $  2,657,288
    Accrued liabilities                                  3,786,000             1,523       $   101,000   1         3,888,523
    Deferred revenue                                     6,598,000             9,928            (9,928)  1         6,598,000
    Note payable to bank                                   511,000                                                   511,000
  Total current liabilities                             13,552,000            11,739            91,072            13,654,811
                                                                                                                           -
  Shareholder's equity                                                                                                     -
    Common stock                                       108,305,000                10         9,999,990   2       118,305,000
    Deferred compensation                               (1,825,000)                -                              (1,825,000)
    Retained earnings/Accumulated (deficit)            (28,891,000)           92,228        (3,210,000)  1       (32,101,000)
                                                                                               (92,228)  3
                                                      ---------------     --------------------------------     -------------
    Total shareholder's equity                          77,589,000            92,238         6,697,762            84,379,000
                                                      ---------------     --------------------------------     -------------
  Total liabilities and shareholder's equity          $ 91,141,000          $103,977       $ 6,788,834          $ 98,033,811
                                                      ===============     ================================     =============

                              Software.com, Inc.
       Notes to unaudited pro forma condensed consolidated balance sheet

 1 To record the allocation of the purchase price, including the in-process R&D charge of $3,210,000, assuming the allocation occurred as of September 30, 1999. Due to the operating results through the closing date of October 20, 1999, the actual amount of Goodwill recorded is different than the amount reflected above.
 2 To record the funds used and the stock issued to complete the Telarc, Inc. acquisition.
 3   To eliminate Telarc's historical equity

                              Software.com, Inc.
      Unaudited Pro Forma Condensed Consolidated Statement of Operations
                         Year Ended December 31, 1998

                                                                               Year Ended December 31, 1998
                                                                                       Unaudited
                                                       -------------------------------------------------------------------------
                                                                                                                   Software.com
                                                        Software.com     Telarc                     Pro Forma        Combined
                                                           Actual        Actual        Combined     Adjustments      Pro Forma
                                                       -------------------------------------------------------------------------
Revenues;
  Software licenses                                     $17,462,000     $      -     $17,462,000                   $ 17,462,000
  Services                                                8,157,000      293,521       8,450,521                      8,450,521
                                                       -------------------------------------------------------------------------
Total revenues                                           25,619,000      293,521      25,912,521                     25,912,521

Cost of Revenues:
  Software licenses                                       1,568,000                    1,568,000                      1,568,000
  Services                                                7,451,000      164,836       7,615,836                      7,615,836
                                                       -------------------------------------------------------------------------
Total cost of revenues                                    9,019,000      164,836       9,183,836                      9,183,836
                                                       -------------------------------------------------------------------------

Gross Profit                                             16,600,000      128,685      16,728,685                     16,728,685

Sales and marketing                                      10,769,000                   10,769,000                     10,769,000
Research and development                                  8,716,000                    8,716,000                      8,716,000
General and administration                                4,036,000       71,189       4,107,189      1,692,067 (a)   7,199,256
                                                                                                      1,400,000 (b)
Legal matter                                               (400,000)           -        (400,000)                      (400,000)
                                                       -------------------------------------------------------------------------
                                                         23,121,000       71,189      23,192,189      3,092,067      26,284,256
                                                       -------------------------------------------------------------------------
Income/(loss) from operations                            (6,521,000)      57,496      (6,463,504)    (3,092,067)     (9,555,571)

Interest and other income (expense), net                   (436,000)         610        (435,390)             -        (435,390)
                                                       -------------------------------------------------------------------------
Income/(loss) before income taxes                        (6,957,000)      58,106      (6,898,894)    (3,092,067)     (9,990,961)
Provision for income taxes                                 (446,000)                    (446,000)                      (446,000)
                                                       -------------------------------------------------------------------------
Net income/(loss)                                       $(7,403,000)    $ 58,106     $(7,344,894)   $(3,092,067)   $(10,436,961)
                                                       =========================================================================

Pro forma net loss per share- basic and diluted         $     (0.23)(c)                                            $      (0.32)(c)

Pro forma weighted average shares - basic and
diluted                                                  32,110,000 (c)                                              32,321,918 (c)

                              Software.com, Inc.
  Notes to unaudited pro forma condensed consolidated statement of operations
                          Year end December 31, 1998


a) To reflect the amortization of goodwill and intangibles resulting from the purchase of Telarc, Inc.

b) To record compensation expense related to the Telarc, Inc. acquisition. In connection with the Telarc, Inc. acquisition, the sole shareholder of Telarc, Inc. is entitled to additional consideration of up to $3,500,000 (10 quarterly payments of $350,000) as long as such shareholder is continuously employed by Software.com, Inc. from the closing date through each payment date.

c) Pro forma basic and diluted net loss per share of Software.com, Inc. for the year ended December 31, 1998 has been computed using the weighted average number of common shares outstanding, including the pro forma effects of the conversion of the Company's Series A, B, C, and D Convertible Preferred Stock into shares of the Company's Common Stock effective upon the closing of the initial public offering as if such conversion had occurred on January 1, 1998, or at the date of original issuance, if later. All potentially dilutive securities have been excluded from the calculation of Pro forma diluted net loss per share because their effect is anti-dilutive. The adjustment to the pro forma Software.com, Inc. weighted average shares outstanding results from inclusion of actual shares issued in conjunction with the Telarc, Inc. acquisition as if such shares were outstanding from January 1,1998.

                              Software.com, Inc.
      Unaudited Pro Forma Condensed Consolidated Statement of Operations
                     Nine Months Ended September 30, 1999

                                                                       Nine Months Ended September 30, 1999
                                                                                   (unaudited)
                                                  -------------------------------------------------------------------------------
                                                                                                                    Software.com
                                                  Software.com        Telarc                        Pro Forma         Combined
                                                     Actual           Actual        Combined       Adjustments        Pro Forma
                                                  -------------------------------------------------------------------------------
Revenues
  Software licenses                               $ 17,156,000       $309,000     $17,465,000       (150,640)(a)    $17,314,360
  Services                                          11,969,000        277,086      12,246,086         (1,847)(a)     12,244,239
                                                  -------------------------------------------------------------------------------
Total revenues                                      29,125,000        586,086      29,711,086       (152,487)        29,558,599

Cost of Revenues:
  Software licenses                                  2,002,000              -       2,002,000       (152,487)(a)      1,849,513
  Services                                           8,138,000        179,622       8,317,622                         8,317,622
                                                  -------------------------------------------------------------------------------
Total cost of revenues                              10,140,000        179,622      10,319,622       (152,487)        10,167,135
                                                  -------------------------------------------------------------------------------

Gross Profit                                        18,985,000        406,464      19,391,464              -         19,391,464

Sales and marketing                                 12,620,000                     12,620,000                        12,620,000
Research and development                             9,657,000                      9,657,000                         9,657,000
General and administration                           3,916,000         49,044       3,965,044      1,269,050 (b)      6,284,094
                                                                                                   1,050,000 (c)
Legal matter                                          (200,000)             -        (200,000)                         (200,000)
                                                  -------------------------------------------------------------------------------
                                                    25,993,000         49,044      26,042,044      2,319,050         28,361,094
                                                  -------------------------------------------------------------------------------
Income/(loss) from operations                       (7,008,000)       357,420      (6,650,580)    (2,319,050)        (8,969,630)

Interest and other income                              534,000          1,431         535,431                           535,431
                                                  -------------------------------------------------------------------------------
Income/(loss) before income taxes                   (6,474,000)       358,851      (6,115,149)    (2,319,050)        (8,434,199)
Provision for income taxes                            (156,000)             -        (156,000)             -           (156,000)
                                                  -------------------------------------------------------------------------------
Net income/(loss)                                  $(6,630,000)      $358,851     $(6,271,149)    (2,319,050)       $(8,590,199)
                                                  ===============================================================================

Pro forma net loss per share- basic and dilute     $     (0.18)(d)                                                  $     (0.23)(d)

Pro forma weighted average shares - basic and
diluted                                             36,753,000 (d)                                                   36,964,918 (d)

                              Software.com, Inc.
  Notes to unaudited pro forma condensed consolidated statement of operations
                     Nine Months Ended September 30, 1999

a) To eliminate the intercompany revenues and related cost of revenues between the Company and Telarc, Inc.

b) To reflect the amortization of goodwill and intangibles resulting from the purchase of Telarc, Inc.

c) To record compensation expense related to the Telarc, Inc. acquisition. In connection with the Telarc, Inc. acquisition, the sole shareholder of Telarc, Inc. is entitled to additional consideration of up to $3,500,000 (10 quarterly payments of $350,000) as long as such shareholder is continuously employed by Software.com, Inc. from the closing date through each payment date.

d) Pro forma basic and diluted net loss per share of Software.com, Inc. for the nine months ended September 30, 1999 has been computed using the weighted average number of common shares outstanding, including the pro forma effects of the conversion of the Company's Series A, B, C, and D Convertible Preferred Stock into shares of the Company's Common Stock effective upon the closing of the initial public offering as if such conversion had occurred on January 1, 1999, or at the date of original issuance, if later. All potentially dilutive securities have been excluded from the calculation of Pro forma diluted net loss per share because their effect is anti-dilutive. The adjustment to the pro forma Software.com, Inc. weighted average shares outstanding results from inclusion of actual shares issued in conjunction with the Telarc, Inc. acquisition as if such shares were outstanding from January 1, 1999.

                               INDEX TO EXHIBITS
                               -----------------


 Exhibit
 Number             Description of Document
 ------             -----------------------

  23.1      Consent of Ernst & Young LLP, Independent Auditors.